As filed with the Securities and Exchange Commission on August 23, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NXP Semiconductors N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	3674	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Tel: +31 40 2729999

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

James N. Casey

1109 McKay Drive

M/S 54SJ

San Jose, CA 95131-1706

United States

Tel: +1 408 434 3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Nicholas J. Shaw

Simpson Thacher & Bartlett LLP

CityPoint

One Ropemaker Street

London EC2Y 9HU

England

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Primary offering
Shares of common stock, par value €0.20 per share
Debt securities (3)
Secondary offering
Shares of common stock, par value €0.20 per share

(1)	There are being registered an indeterminate number of securities as may from time to time be issued at indeterminate prices. This registration statement shall also cover any additional securities to be offered or issued from stock splits, stock dividends, recapitalizations or similar transactions. The securities covered by this registration statement may be sold separately, together or as units with other securities registered under this registration statement.
(2)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a “pay as you go” basis.
(3)	The debt securities may be issued with original issue discount.

NXP Semiconductors N.V.

Common Stock

Debt Securities

We may offer and sell from time to time common stock, debt securities and any combination thereof. The debt securities may be convertible into or exercisable or exchangeable for our common stock. We reserve the sole right to accept, and we and any agents, dealers or underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. The registration of these securities by us does not necessarily mean that we will sell any such securities.

In addition, certain stockholders may offer and sell shares of our common stock from time to time (such stockholders, the “Selling Stockholders”), together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering. The Selling Stockholders may include entities affiliated with directors of our company and with members of our senior management. The registration of the shares of our common stock held by our stockholders does not necessarily mean that any of the shares of our common stock will be offered or sold by our stockholders.

This prospectus provides you with a general description of the securities we may offer. Each time that we or any Selling Stockholders sell securities using this prospectus, we or any Selling Stockholders will provide a prospectus supplement and attach it to this prospectus. We also may provide investors with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any Selling Stockholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. Any securities may be sold on a continuous or delayed basis, either directly, to or through agents, dealers or underwriters as designated from time to time or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

The shares of our common stock are currently listed on the NASDAQ Global Select Market under the symbol “NXPI.”

An investment in our securities involves risks. You should read this prospectus and any applicable prospectus supplement, including the risk factors set forth on page 5 as well as those set forth in the applicable prospectus supplement, before you invest in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated August 23, 2011

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we and/or certain Selling Stockholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain Selling Stockholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering, including the names of any Selling Stockholders, if applicable. The prospectus supplement or free writing prospectus may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement or free writing prospectus.

The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents filed with the SEC, that is deemed to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See “Incorporation of Certain Documents by Reference.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should rely only on the information contained in or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus, a prospectus supplement or a free writing prospectus, you must not rely on that information. We and any Selling Stockholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

Unless the context otherwise requires, all references herein to “we,” “our,” “us” and “the Company” are to NXP Semiconductors N.V. and its subsidiaries. All references to “dollar”, “dollars” or “$” are to United States (“U.S.”) dollars. All references to the “euro”, “euros” or “€” are to the single currency of the member states of the European Union participating in the third state of the economic and monetary union pursuant to the Treaty on the Functioning of the European Union, as amended or supplemented from time to time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information in, or incorporated by reference into, this prospectus includes forward-looking statements. When used in, or incorporated by reference into, this document, the words “anticipate,” “believe,” “estimate,” “forecast,” “expect,” “intend,” “plan” and “project” and similar expressions, as they relate to us, our management or third parties, identify forward-looking statements. Forward-looking statements include statements regarding our business, strategy, financial condition, results of operations and market data, as well as any other statements that are not historical facts. These statements reflect beliefs of our management, as well as assumptions made by our management and information currently available to us. Although we believe that these beliefs and assumptions are reasonable, these statements are subject to numerous factors, risks and uncertainties that could cause actual outcomes and results to be materially different from those projected. These factors, risks and uncertainties expressly qualify all oral and written forward-looking statements attributable to us or persons acting on our behalf and include, in addition to those listed under “Risk Factors” and those included elsewhere in, or incorporated by reference into, this prospectus, the following:

•	market demand and semiconductor industry conditions;

•	our ability to successfully introduce new technologies and products;

•	the demand for the goods into which our products are incorporated;

•

our ability to generate sufficient cash, raise sufficient capital or refinance our debt at or before maturity to meet both our debt service and research and development and capital investment requirements;

•	our ability to accurately estimate demand and match our production capacity accordingly;

•	our ability to obtain supplies from third-party producers;

•	our access to production from third-party outsourcing partners, and any events that might affect their business or our relationship with them;

•	our ability to secure adequate and timely supply of equipment and materials from suppliers;

•	our ability to avoid operational problems and product defects and, if such issues were to arise, to rectify them quickly;

•	our ability to form strategic partnerships and joint ventures and successfully cooperate with our alliance partners;

•	our ability to win competitive bid selection processes;

•	our ability to develop products for use in our customers’ equipment and products;

•	our ability to successfully hire and retain key management and senior product engineers; and

•	our ability to maintain good relationships with our suppliers.

We do not assume any obligation to update any forward-looking statements and disclaim any obligation to update our view of any risks or uncertainties described herein or to publicly announce the result of any revisions to the forward-looking statements made in, or incorporated by reference into, this prospectus, except as required by law.

In addition, this prospectus contains information concerning the semiconductor industry and business segments generally, which is forward-looking in nature and is based on a variety of assumptions regarding the ways in which the semiconductor industry and our market and business segments will develop. We have based these assumptions on information currently available to us, including through market research and industry reports. Although we believe that this information is reliable, we have not independently verified and cannot guarantee its accuracy or completeness. If any one or more of these assumptions turn out to be incorrect, actual market results may differ from those predicted. While we do not know what impact any such differences may have on our business, if there are such differences, they could have a material adverse effect on our future results of operations and financial condition, and the trading price of the shares of our common stock.

OUR COMPANY

We are a global semiconductor company and a long-standing supplier in the industry, with over 50 years of innovation and operating history. We provide leading High-Performance Mixed-Signal and Standard Products solutions that leverage our deep application insight and our technology and manufacturing expertise in radio frequency, analog, power management, interface, security and digital processing products. Our product solutions are used in a wide range of automotive, identification, wireless infrastructure, lighting, industrial, mobile, consumer and computing applications. We engage with leading original equipment manufacturers (“OEMs”) worldwide and 58% of our revenues both in 2010 and 2009 were derived from Asia Pacific (excluding Japan). Since our separation from Koninklijke Philips Electronics N.V. (“Philips”) in 2006, we have significantly repositioned our business to focus on High-Performance Mixed-Signal solutions and have implemented a redesign program aimed at achieving a world-class cost structure and processes. As of December 31, 2010, we had approximately 24,500 full-time equivalent employees located in at least 30 countries, with research and development activities in Asia, Europe and the U.S., and manufacturing facilities in Asia and Europe.

We design and manufacture High-Performance Mixed-Signal semiconductor solutions to meet the challenging requirements of systems and sub-systems in our target markets. High-Performance Mixed-Signal solutions are an optimized mix of analog and digital functionality integrated into a system or sub-system. These solutions are fine-tuned to meet the specific performance, cost, power, size and quality requirements of applications. High-Performance Mixed-Signal solutions alleviate the need for OEMs to possess substantial system, sub-system and component-level design expertise required to integrate discrete components into an advanced fully functional system. We have what we believe is an increasingly uncommon combination of capabilities in this area—our broad range of analog and digital technologies, application insights and world-class process technology and manufacturing capabilities—to provide our customers with differentiated solutions that serve their critical requirements. Customers often engage with us early, which allows us to hone our understanding of their application requirements and future product roadmaps and to become an integral partner in their system design process.

We were incorporated in the Netherlands as a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the name KASLION Acquisition B.V. on August 2, 2006, in connection with the sale by Philips of 80.1% of its semiconductor business to a consortium of funds advised by Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Bain Capital Partners, LLC, Silver Lake Management Company, L.L.C. (“Silver Lake”), Apax Partners LLP and AlpInvest Partners N.V. On May 21, 2010, we converted into a public company with limited liability (naamloze vennootschap) and changed our name to NXP Semiconductors N.V. We are a holding company whose only activity is the holding of our direct ownership of 100% of the shares of NXP B.V., a Dutch private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid).

Our corporate seat is in Eindhoven, the Netherlands. Our principal executive office is at High Tech Campus 60, 5656 AG Eindhoven, the Netherlands, and our telephone number is +31 40 2729999. Our website address is www.nxp.com. The information contained on our website or that can be accessed through our website neither constitutes part of this prospectus nor is incorporated by reference herein.

RATIO OF EARNINGS TO FIXED CHARGES

For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest payable and similar charges, amortization of debt issuance cost, and one-third of operating lease rental expense, deemed representative of the interest component of rental expense. Set forth below is an overview of how we calculate the ratio of earnings to fixed charges:

	For the period January 1, to September 28,	For the period September 29, to December 31,	For the years ended						For the period ended July 4,	For the period ended July 3,
	2006(1)	2006(2)	2007	2008	2009		2010		2010	2011
	($ in millions)

Earnings:
Income (loss) before income taxes	131	(1,100)	(972)	(3,257)	(249)		(355)		(654)	323
Fixed charges	48	126	533	543	423		371		174	183

Total earnings	179	(974)	(439)	(2,714)	174		16		(480)	506

Fixed charges:
Interest expense	27	117	495	502	363		320		158	162
Amortization of capitalized fees	—	—	8	14	39		31		6	12
Interest component of rent	21	9	30	27	21		20		10	9

Total fixed charges	48	126	533	543	423		371		174	183

Ratio of earnings to fixed charges	3.73x	NM	NM	NM	0.41x	(3)	0.04x	(4)	NM	2.77x

NM means not meaningful.

For periods during which we incurred a loss, the ratio of earnings to fixed charges is not meaningful.

(1)	Predecessor period (9 months)

(2)	Successor period (3 months)

(3)	For the fiscal year ended 2009, fixed charges exceeded earnings by $249 million.

(4)	For the fiscal year ended 2010, fixed charges exceeded earnings by $355 million.

RISK FACTORS

An investment in the shares of our securities involves a high degree of risk. Before you invest in our securities, in addition to the other information in, or incorporated by reference into, this prospectus, you should carefully consider the risk factors contained in any applicable prospectus supplement, as well as those described in Item 3(D) under the caption “Risk Factors” and elsewhere in our most recent annual report on Form 20-F and any other documents that are incorporated herein by reference. See “Where You Can Find More Information” and “Incorporation of certain Documents by Reference” below for information about how to obtain a copy of these documents. The occurrence of any of these risks could have a material adverse impact on our business, financial condition or results of operations. In any such case, the trading price and liquidity of our securities could decline, and you may lose part or all of your investment. Various statements in, or incorporated by reference into, this prospectus contain forward-looking statements.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a public company with limited liability (naamloze vennootschap) incorporated under the laws of the Netherlands and substantially all of our assets are located outside the United States. In addition, some of our managing directors and members of our supervisory board, are non-residents of the United States. It may not be possible for holders of our securities to:

•	effect service of process upon certain of our directors or officers and those of our subsidiaries; or

•	enforce judgments of courts of the United States predicated upon civil liability under the U.S. federal securities laws against such persons in the courts of a foreign jurisdiction.

There is doubt as to the enforceability in the Netherlands against any of the persons listed above in an original action or in an action for the enforcement of judgments of U.S. courts of civil liabilities predicated solely upon U.S. federal securities laws.

As there is no treaty between the United States and the Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civic and commercial matters), a judgment rendered by a court in the United States will not necessarily be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files such claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable and that proper legal procedures have been observed and unless the foreign judgment contravenes Dutch public policy.

USE OF PROCEEDS

In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any Selling Stockholders, we will not receive any of the proceeds from such sale.

SELLING STOCKHOLDERS

Information about any shares of our common stock offered by Selling Stockholders will be set forth in a prospectus supplement, in a post-effective amendment or in filings with the SEC that are incorporated into this prospectus by reference.

DESCRIPTION OF CAPITAL STOCK

The following discussion summarizes the material terms of our common stock, including related provisions of our articles of association and Dutch law. This discussion does not purport to be complete and is qualified in its entirety by reference to our articles of association, in effect as of the effective time of the respective offerings, and to Dutch law. You will be able to obtain a copy of our articles of association by following the instructions under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

Share Capital

Authorized Share Capital

Our articles of association provide for up to three classes of shares; our shares of common stock and two separate series of preferred shares. No preferred shares have been issued as of the date of this prospectus.

The following table sets forth our authorized share capital as of the date of this prospectus. Our authorized capital amounts to 1,076,257,500 shares and is divided into:

	Nominal value per share	Number of shares authorized	Number outstanding as of June 30, 2011
Shares of common stock	€0.20	430,503,000	251,751,500
Preferred Shares PA	€0.20	430,503,000	—
Preferred Shares PB	€0.20	215,251,500	—

Under Dutch law, our authorized share capital is the maximum capital that we may issue without amending our articles of association. An amendment of our articles of association would require stockholder approval.

Issued Share Capital

As of July 31, 2011, we have 251,751,500 shares of common stock issued and outstanding, all of which are fully paid-up. Each share (whether common or preferred) confers the right to cast one vote.

Issue of Shares

Our board of directors has the power to resolve to issue shares and to determine the price and other terms and conditions of such share issue, if and insofar as the board of directors has been designated by the general meeting of stockholders as the authorized corporate body for this purpose under Dutch law. A designation as referred to above is only valid for a specific period of no more than five years and may from time to time be extended with a period of no more than five years. Our board of directors has been designated by stockholders for a period of five years from August 2, 2010 to issue shares and grant rights to subscribe for shares of capital stock up to the amount of our authorized share capital.

Pre-emptive Rights

Under our articles of association, existing holders of our shares of common stock will have pre-emptive rights in respect of future issuances of shares of common stock in proportion to the number of shares of common stock held by them, unless limited or excluded as described below. Holders of our shares of common stock do not have pre-emptive rights in respect of future issuances of preferred shares. Holders of preferred shares will not have pre-emptive rights in respect of any future issuances of capital stock. Pre-emptive rights do not apply with respect to (A) shares issued that have been paid for with contributions other than cash or (B) shares issued to employees of one of our group companies. Our board of directors has been empowered by the general meeting of stockholders for a period of five years beginning August 2, 2010 to limit or exclude any pre-emptive rights to which stockholders may be entitled in connection with the issuance of shares. The authority of the board of directors to limit or exclude pre-emptive rights can only be exercised if at that time the authority to issue shares is in full force and effect. The authority to limit or exclude pre-emptive rights may be extended in the same manner as the authority to issue shares. If there is no designation of the board of directors to limit or exclude pre-emptive rights in force, the general meeting of stockholders has authority to limit or exclude such pre-emptive rights.

According to Dutch law, resolutions of the general meeting of stockholders (i) to limit or exclude pre-emptive rights or (ii) to designate the board of directors as the corporate body that has authority to limit or exclude pre-emptive rights, require the approval of at least two-thirds of the votes cast at a meeting of stockholders, if less than 50% of the issued share capital is present or represented. For these purposes, issuances of shares include the granting of rights to subscribe for shares, such as options and warrants, but not the issue of shares upon exercise of such rights.

Form and Transfer of Shares

Our shares of common stock will be issued in registered form only. Shares of common stock must be fully paid upon issue. Our shares of common stock shall only be available without issue of a share certificate in the form of an entry in our share register. A register of stockholders will be maintained by us or by third parties upon our instruction.

Repurchase by the Company of its Shares

Under Dutch law, a public company with limited liability (naamloze vennootschap) may acquire its own shares, subject to certain provisions of Dutch law and the articles of association, if (i) the company’s stockholders’ equity less the payment required to make the acquisition does not fall below the sum of paid-up and called up capital and any reserves required by Dutch law or the articles of association and (ii) the company and its subsidiaries would not thereafter hold shares or hold a pledge over shares with an aggregate par value exceeding 50% of its current issued share capital. Such company may only acquire its own shares if its general meeting of stockholders has granted the board of directors the authority to effect such acquisitions. Our stockholders have authorized the board of directors to acquire our own shares up to the maximum number allowed under Dutch law. These shares may be used to deliver shares under our equity-based compensation plans.

If we decide to repurchase any of our shares, no votes could be cast at a general meeting of stockholders on the shares held by us or our subsidiaries or on shares for which we or our subsidiaries hold depositary receipts. Nonetheless, the holders of a right of usufruct and the holders of a right of pledge in respect of shares held by us or our subsidiaries in our share capital are permitted to vote such shares, if the right of usufruct or the right of pledge was granted prior to the time such shares were acquired by us or any of our subsidiaries. Neither we nor any of our subsidiaries may cast votes in respect of a share on which we or such subsidiary holds a right of usufruct or a right of pledge.

Capital Reduction

Subject to Dutch law and our articles of association, our general meeting of stockholders may pass a resolution to reduce the outstanding share capital by cancelling of shares or by reducing the nominal value of shares. This would require amendment to our articles of association.

Dividends and Other Distributions

We do not anticipate paying any cash dividends for the foreseeable future, and instead intend to retain future earnings, if any, for use in the operation and expansion of our business and in the repayment of our debt. Our ability to pay dividends on our common stock is limited by the covenants of our Secured Revolving Credit Facility or the Forward Start Revolving Credit Facility, as the case may be, the Secured Term Loan Credit Facility and the indentures governing the terms of our Super Priority Notes, our Secured Notes and our Unsecured Notes, and may be further restricted by the terms of any future debt or preferred shares. As a result, we currently expect to retain future earnings for use in the operation and expansion of our business and the repayment of our debt, and do not anticipate paying any cash in the foreseeable future. Whether or not dividends will be paid in the future will depend on, among other things, our results of operations, financial condition, level of indebtedness, cash requirements, contractual restrictions and other factors that our board of directors and our stockholders may deem relevant. If, in the future, our board of directors decides not to allocate profits to our reserves (making such profits available to be distributed as dividends), any decision to pay dividends on our common stock will be subject to the approval of our stockholders. Subject to certain exceptions, dividends may only be paid out of profits as shown in our annual financial statements as adopted by the general meeting of stockholders. Distributions may not be made if the distribution would reduce stockholders’ equity below the sum of the paid-up capital and any reserves required by Dutch law or our articles of association.

Dividends paid out of profits must first be paid on outstanding preferred shares in the sum of the obligatory dividend applicable to such shares. Dividends are paid first on the preferred shares series PA and second on the preferred shares series PB. The dividends paid on the preferred shares shall be based on a percentage of the amount called up and paid-up on those shares. This percentage is equal to the average of the EURIBOR interest charged for cash loans with a term of twelve months as set by the European Central Bank during the financial year for which this distribution is made, increased by a maximum margin of three hundred (300) basis points to be fixed upon the issuance of such shares by the board of directors, which margin may vary for each individual series. If and to the extent that profits are not sufficient to pay dividends on the preferred shares in full, the shortfall must be paid out of reserves, with the exception of any reserves that were formed as share premium reserves upon the issuance of such preferred shares. If in any fiscal year the profit is not sufficient to make the distributions referred to above and if no distribution or only a partial distribution is made from the reserves referred to above, such that the shortfall is not fully distributed, no further distributions will be made as described below until the shortfall has been recovered.

Any profits remaining after payment of any dividends on outstanding preferred shares may be distributed or allocated to the reserves as determined by the board of directors. Insofar as the profits have not been distributed or allocated to the reserves, they are at the free disposal of the general meeting of stockholders provided that no further dividends may be paid on the preferred shares. Our general meeting of stockholders may resolve, on the proposal of our board of directors, to distribute dividends or reserves, wholly or partially, in the form of shares of our common stock.

Dividends and distributions are payable 30 days following the date of declaration.

Dutch law, by providing that the declaration of dividends out of freely disposable profits is the right of the general meeting of stockholders, is different from the corporate law of most jurisdictions in the United States, which permit a corporation’s board of directors to declare dividends.

Dividends and distributions in cash that have not been collected within five years and one day after they have become due and payable shall revert to us.

Financial Year and Auditor

Our financial year coincides with our calendar year. The general meeting of stockholders appoints an auditor to audit the financial statements and to issue a report thereon. Under our audit policy, our board of directors and our audit committee conduct a thorough assessment of the functioning of the external auditor once every three years and either re-appoint the external auditor for the next three years or, if necessary, appoint a new external auditor at such time based on a tender process.

DESCRIPTION OF DEBT SECURITIES

We have summarized below general terms and conditions of the debt securities that we will offer and sell pursuant to this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms and conditions of the series in a prospectus supplement to this prospectus. We will also indicate in the applicable prospectus supplement whether the general terms and conditions described in this prospectus apply to the series of debt securities. In addition, the terms and conditions of the debt securities of a series may be different in one or more respects from the terms and conditions described below. If so, those differences will be described in the applicable prospectus supplement. We may, but need not, describe any additional or different terms and conditions of those debt securities in an annual report on Form 20-F filed with the SEC or a current report on Form 6-K furnished with the SEC, the information in which would be incorporated by reference in this prospectus and that report will be identified in the applicable prospectus supplement.

We will issue the debt securities in one or more series, which will consist of either our senior debt or our subordinated debt, under an indenture between us and a trustee that will be named in the applicable prospectus supplement. We may use different trustees for different series of debt securities issued under the indenture. The debt securities of any series, whether senior or subordinated, may be issued as convertible debt securities or exchangeable debt securities. The following summary of provisions of the indenture does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture, including definitions therein of certain terms. This summary may not contain all of the information that you may find useful. The terms and conditions of the debt securities of each series will be set forth in those debt securities and may also be set forth in an indenture supplemental to the indenture. For a comprehensive description of any series of debt securities being offered pursuant to this prospectus, you should read both this prospectus and the applicable prospectus supplement.

We have filed the indenture as an exhibit to the registration statement of which this prospectus forms a part. A form of each debt security, reflecting the specific terms and provisions of that series of debt securities, will be filed with the SEC in connection with each offering and will be incorporated by reference in the registration statement of which this prospectus forms a part. Copies of the indenture, any supplemental indenture and any form of debt security that has been filed may be obtained in the manner described under “Where You Can Find More Information.”

Capitalized terms used and not defined in this summary have the meanings specified in the indenture. For purposes of this section of this prospectus, references to “we,” “us” and “our” are to NXP Semiconductors N.V. (parent company only) and not to any of its subsidiaries. References to the “applicable prospectus supplement” are to the prospectus supplement to this prospectus that describes the specific terms and conditions of a series of debt securities.

General

We may offer the debt securities from time to time in as many distinct series as we may determine. Our senior debt securities will be our senior unsecured obligations and will rank equally in right of payment with all of our senior unsecured indebtedness. If we issue subordinated debt securities, the terms of the subordination will be described in the applicable prospectus supplement. The indenture does not limit the amount of debt securities that we may issue under that indenture. We may, without the consent of the holders of the debt securities of any series, issue additional debt securities ranking equally with, and otherwise similar in all respects to, the debt securities of the series (except for the public offering price and the issue date) so that those additional debt securities will be consolidated and form a single series with the debt securities of the series previously offered and sold.

The debt securities of each series will be issued in fully registered form without interest coupons. We currently anticipate that the debt securities of each series offered and sold pursuant to this prospectus will be issued as global debt securities as described under “—Book-Entry; Delivery and Form; Global Securities” and will trade in book-entry form only.

Debt securities denominated in U.S. dollars will be issued in denominations of $2,000 and any integral multiple of $1,000 in excess thereof, unless otherwise specified in the applicable prospectus supplement. If the debt securities of a series are denominated in a foreign or composite currency, the applicable prospectus supplement will specify the denomination or denominations in which those debt securities will be issued.

Unless otherwise specified in the applicable prospectus supplement, we will repay the debt securities of each series at 100% of their principal amount, together with accrued and unpaid interest thereon at maturity, except if those debt securities have been previously redeemed or purchased and cancelled.

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will not be listed on any securities exchange.

Provisions of Indenture

The indenture provides that debt securities may be issued under it from time to time in one or more series. For each series of debt securities, this prospectus and the applicable prospectus supplement will describe the following terms and conditions of that series of debt securities:

•	the title of the series;

•	the maximum aggregate principal amount, if any, established for debt securities of the series;

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the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for that interest;

•	whether the debt securities rank as senior debt or subordinated debt and the terms of any subordination;

•	the date or dates on which the principal of any debt securities of the series will be payable or the method used to determine or extend those dates;

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the rate or rates at which any debt securities of the series will bear interest, if any, the date or dates from which interest, if any, will accrue, the interest payment dates on which interest, if any, will be payable and the regular record date for interest, if any, payable on any interest payment date;

•	the place or places where the principal of and premium, if any, and interest on any debt securities of the series will be payable and the manner in which any payment may be made;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option;

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our obligation or right, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or at the option of the holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to that obligation;

•	if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which any debt securities of the series will be issuable;

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if the amount of principal of or premium, if any, or interest on any debt securities of the series may be determined with reference to a financial or economic measure or index or pursuant to a formula, the manner in which those amounts will be determined;

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if other than U.S. dollars, the currency, currencies or currency units in which the principal of or premium, if any, or interest on any debt securities of the series will be payable and the manner of determining the equivalent thereof in U.S. dollars for any purpose;

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if the principal of or premium, if any, or interest on any debt securities of the series is to be payable, at our election or the election of the holder thereof, in one or more currencies or currency units other than that or those in which those debt securities are stated to be payable, the currency, currencies or currency units in which the principal of or premium, if any, or interest on the debt securities as to which that election is made will be payable, the periods within which and the terms and conditions upon which that election is to be made and the amount so payable (or the manner in which that amount will be determined);

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if other than the entire principal amount thereof, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity thereof pursuant to the indenture;

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if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of those debt securities as of any date for any purpose, including the principal amount thereof which will be due and payable upon any maturity other than the stated

maturity or which will be deemed to be outstanding as of any date prior to the stated maturity (or, in any case, the manner in which the amount deemed to be the principal amount will be determined);

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whether any debt securities of the series other than debt securities denominated in U.S. dollars and bearing interest at a fixed rate are to be subject to the defeasance provisions of the indenture; or, in the case of debt securities denominated in U.S. dollars and bearing interest at a fixed rate, if applicable, that the debt securities of the series, in whole or any specified part, will not be defeasible pursuant to the indenture;

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if applicable, that any debt securities of the series will be issuable in whole or in part in the form of one or more global securities and, in that case, the respective depositaries for those global securities and the form of any legend or legends which will be borne by any global securities, and any circumstances in which any global security may be exchanged in whole or in part for debt securities registered, and any transfer of a global security in whole or in part may be registered, in the name or names of persons other than the depositary for that global security or a nominee thereof and any other provisions governing exchanges or transfers of global securities;

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any addition to, deletion from or change in the events of default applicable to any debt securities of the series and any change in the right of the trustee or the requisite holders of those debt securities to declare the principal amount thereof due and payable;

•	any addition to, deletion from or change in the covenants described in this prospectus applicable to debt securities of the series;

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if the debt securities of the series are to be convertible into or exchangeable for cash and/or any securities or other property of any person (including us), the terms and conditions upon which those debt securities will be so convertible or exchangeable;

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whether the debt securities of the series will be guaranteed by any persons and, if so, the identity of those persons, the terms and conditions upon which those debt securities will be guaranteed and, if applicable, the terms and conditions upon which those guarantees may be subordinated to other indebtedness of the respective guarantors;

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whether the debt securities of the series will be secured by any collateral and, if so, the terms and conditions upon which those debt securities will be secured and, if applicable, upon which those liens may be subordinated to other liens securing other indebtedness of us or of any guarantor;

•	the name and corporate trust office of the trustee for such series of debt securities; and

•	any other terms of the debt securities of the series (which terms will not be inconsistent with the provisions of the indenture, except as permitted thereunder).

Interest and Interest Rates

General

In the applicable prospectus supplement, we will designate the debt securities of a series as being either debt securities bearing interest at a fixed rate of interest or debt securities bearing interest at a floating rate of interest. Each debt security will begin to accrue interest from the date on which it is originally issued. Interest on each debt security will be payable in arrears on the interest payment dates set forth in the applicable prospectus supplement and as otherwise described below and at maturity or, if earlier, the redemption date described below. Interest will be payable to the holder of record of the debt securities at the close of business on the record date for each interest payment date, which record dates will be specified in the applicable prospectus supplement.

As used in the indenture, the term “business day” means, with respect to debt securities of a series, any day, other than a Saturday or Sunday, that is not a day on which banking institutions are authorized or obligated by law or executive order to close in the place where the principal of and premium, if any, and interest on the debt securities of that series are payable.

Fixed Rate Debt Securities

If the debt securities of a series being offered will bear interest at a fixed rate of interest, the debt securities of that series will bear interest at the annual interest rate specified on the cover page of the applicable prospectus supplement. Interest on those debt securities will be payable semi-annually in arrears on the interest payment dates for those debt securities. If the maturity date, the redemption date or an interest payment date is not a business day, we will pay principal, premium, if any, the redemption price, if any, and interest on the next succeeding business day, and no interest will accrue from and after the relevant maturity date, redemption date or interest payment date to the date of that payment. Unless otherwise specified in the applicable prospectus supplement, interest on the fixed rate debt securities will be computed on the basis of a 360-day year of twelve 30-day months.

Floating Rate Debt Securities

If the debt securities of a series being offered will bear interest at a floating rate of interest, the debt securities of that series will bear interest during each relevant interest period at the rate determined as set forth in the applicable prospectus supplement. In the applicable prospectus supplement, we will indicate any spread or spread multiplier to be applied in the interest rate formula to determine the interest rate applicable in any interest period. The applicable prospectus supplement will identify the calculation agent for each series of floating rate debt securities, which will compute the interest accruing on the debt securities of the relevant series.

Payment and Transfer or Exchange

Principal of and premium, if any, and interest on the debt securities of each series will be payable, and the debt securities may be exchanged or transferred, at the office or agency maintained by us for that purpose (which initially will be the corporate trust office of the trustee). Payment of principal of and premium, if any, and interest on a global security registered in the name of or held by the Depositary Trust Corporation (“DTC”) or its nominee will be made in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of that global security. If any of the debt securities are no longer represented by a global security, payment of interest on certificated debt securities in definitive form may, at our option, be made by check mailed directly to holders at their registered addresses. See “—Book-Entry; Delivery and Form; Global Securities.”

A holder may transfer or exchange any certificated debt securities in definitive form at the corporate trust office of the trustee. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

We are not required to transfer or exchange any debt security selected for redemption for a period of 15 days before mailing of a notice of redemption of the debt security to be redeemed.

The registered holder of debt securities will be treated as the owner of those debt securities for all purposes.

All amounts in respect of principal of and premium, if any, or interest on the debt securities paid by us that remain unclaimed two years after that payment was due and payable will be repaid to us, and the holders of those debt securities will thereafter look solely to us for payment.

Covenants

The indenture sets forth limited covenants, including the covenant described below, that will apply to each series of debt securities issued under the indenture, unless otherwise specified in the applicable prospectus supplement. However, these covenants do not, among other things:

•	limit the amount of indebtedness or lease obligations that may be incurred by us or our subsidiaries;

•	limit our ability or that of our subsidiaries to issue, assume or guarantee debt secured by liens; or

•	restrict us from paying dividends or making distributions on our capital stock or purchasing or redeeming our capital stock.

Any additional covenants that apply to a particular series of debt securities will be set forth in the applicable prospectus supplement.

Consolidation, Merger and Sale of Assets

The indenture provides that we may consolidate with or merge with or into any other person, and may sell, transfer, lease or convey all or substantially all of our properties and assets to another person, provided that the following conditions are satisfied:

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we are the continuing entity, or the resulting, surviving or transferee person (the “Successor”) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic or foreign jurisdiction and the Successor (if not us) will expressly assume, by supplemental indenture, all of our obligations under the debt securities and the indenture and, for each security that by its terms provides for conversion, provide for the right to convert that security in accordance with its terms;

•	immediately after giving effect to that transaction, no default or event of default under the indenture has occurred and is continuing; and

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if requested, the trustee receives from us, if requested, an officer’s certificate and an opinion of counsel that the merger, consolidation, transfer, sale, lease or conveyance and the supplemental indenture, as the case may be, complies with the applicable provisions of the indenture.

If we consolidate or merge with or into any other person or sell, transfer, lease or convey all or substantially all of our properties and assets in accordance with the indenture, the Successor will be substituted for us under the indenture, with the same effect as if it had been an original party to the indenture. As a result, the Successor may exercise our rights and powers under the indenture, and we will be released from all our liabilities and obligations under the indenture and the debt securities.

Any substitution of the Successor for us might be deemed for federal income tax purposes to be an exchange of the debt securities for “new” debt securities, resulting in recognition of gain or loss for those purposes and possibly certain other adverse tax consequences to beneficial owners of the debt securities. Holders should consult their own tax advisors regarding the tax consequences of any substitution.

For purposes of this covenant, “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

Events of Default

Each of the following events are defined in the indenture as an “event of default” (whatever the reason therefor and whether or not it will be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to the debt securities of any series:

(1)	default in the payment of any installment of interest on any debt securities of that series for 30 days after becoming due;

(2)	default in the payment of principal of or premium, if any, on any debt securities of that series when it becomes due and payable at its stated maturity, upon optional redemption, upon declaration or otherwise;

(3)	default in the deposit of any sinking fund payment, when and as due by the terms of any debt securities of that series;

(4)	default in the performance, or breach, of any covenant or agreement of ours in the indenture with respect to the debt securities of that series (other than as referred to in clause (1), (2) or (3) above), which continues for a period of 90 days after written notice to us by the trustee or to us and the trustee by the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series;

(5)	we pursuant to or within the meaning of the Bankruptcy Law:

•	commence a voluntary case or proceeding;

•	consent to the entry of an order for relief against us in an involuntary case or proceeding;

•	consent to the appointment of a Custodian of us or for all or substantially all of our property;

•	make a general assignment for the benefit of our creditors;

•	file a petition in bankruptcy or answer or consent seeking reorganization or relief;

•	consent to the filing of a petition in bankruptcy or the appointment of or taking possession by a Custodian; or

•	take any comparable action under any foreign laws relating to insolvency;

(6)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

•	is for relief against us in an involuntary case, or adjudicates us insolvent or bankrupt;

•	appoints a Custodian of us or for all or substantially all of our property; or

•	orders the winding-up or liquidation of us (or any similar relief is granted under any foreign laws);

and the order or decree remains unstayed and in effect for 90 days; or

(7)	any other event of default provided with respect to debt securities of that series occurs as specified in a supplemental indenture.

“Bankruptcy Law” means Title 11, United States Code or any similar federal or state or foreign law for the relief of debtors.

“Custodian” means any custodian, receiver, trustee, assignee, liquidator or other similar official under any Bankruptcy Law.

Any additional events of default that apply to a particular series of debt securities will be set forth in the applicable prospectus supplement.

If an event of default with respect to debt securities of any series (other than an event of default relating to certain events of bankruptcy, insolvency, or reorganization of us) occurs and is continuing, the trustee for that series by notice to us, or the holders of at least 30% in aggregate principal amount of the outstanding debt securities of that series by notice to us and the trustee, may, and the trustee at the request of these holders will, declare the principal of and premium, if any, and accrued and unpaid interest on all the debt securities of that series to be due and payable. Upon a declaration of this type, that principal, premium and accrued and unpaid interest will be due and payable immediately. If an event of default relating to certain events of bankruptcy, insolvency or reorganization of us occurs and is continuing, the principal of and premium, if any, and accrued and unpaid interest on the debt securities of that series will become and be immediately due and payable without any declaration or other act on the part of the trustee of that series or any holders.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of any series may rescind a declaration of acceleration and its consequences, if we have deposited certain sums with the trustee and all events of default with respect to the debt securities of that series, other than the non-payment of the principal or interest which have become due solely by that acceleration, have been cured or waived, as provided in the indenture.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture.

We are required to furnish the trustee annually a statement by certain of our officers to the effect that, to the best of their knowledge, we are not in default in the fulfillment of any of our obligations under the indenture or, if there has been a default in the fulfillment of any obligation of us, specifying each default.

No holder of any debt securities of any series will have any right to institute any judicial or other proceeding with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy unless:

(1) an event of default has occurred and is continuing and that holder has given the trustee prior written notice of that continuing event of default with respect to the debt securities of that series;

(2) the holders of not less than 30% of the aggregate principal amount of the outstanding debt securities of that series have requested the trustee to institute proceedings in respect of that event of default;

(3) the trustee has been offered indemnity reasonably satisfactory to it against its costs, expenses and liabilities in complying with that request;

(4) the trustee has failed to institute proceedings 60 days after the receipt of that notice, request and offer of indemnity; and

(5) no direction inconsistent with that written request has been given for 60 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

The holders of a majority in aggregate principal amount of outstanding debt securities of a series will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series or exercising any trust or power conferred to the trustee, and to waive certain defaults. The indenture provides that if an event of default occurs and is continuing, the trustee will exercise those of its rights and powers under the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of that person’s own affairs. Subject to those provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities of a series unless they will have offered to the trustee security or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with that request.

Notwithstanding the foregoing, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of and premium, if any, and interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

Modification and Waivers

Modification and amendments of the indenture and the debt securities of any series may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of that series affected thereby; provided, however, that no modification or amendment may, without the consent of 90% of the aggregate principal amount of each series of outstanding debt securities affected thereby:

•	change the stated maturity of the principal of, or installment of interest on, any debt security;

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reduce the principal amount of any debt security or reduce the amount of the principal of any debt security which would be due and payable upon a declaration of acceleration of the maturity thereof or reduce the rate of interest on any debt security;

•	reduce any premium payable on the redemption of any debt security or change the date on which any debt security may or must be redeemed;

•	change the coin or currency in which the principal of or premium, if any, or interest on any debt security is payable;

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impair the right of any holder to institute suit for the enforcement of any payment on or after the stated maturity of any debt security (or, in the case of redemption, on or after the redemption date);

•	reduce the percentage of the aggregate principal amount of outstanding debt securities of a series, the consent of whose holders is required in order to take certain actions;

•	reduce the requirements for quorum or voting by holders of debt securities in the indenture or the debt security;

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modify any of the provisions in the indenture regarding the waiver of past defaults and the waiver of certain covenants by the holders of debt securities except to increase any percentage vote required or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each debt security affected thereby; or

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make any change that adversely affects in any material respect the right to convert or exchange any debt security or decreases the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, unless that decrease or increase is permitted by the terms of the debt securities; or

•	modify any of the above provisions.

We and the trustee may, without the consent of any holders, modify or amend the terms of the indenture and the debt securities of any series with respect to the following:

•	to add to our covenants for the benefit of holders of the debt securities of all or any series or to surrender any right or power conferred upon us;

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to evidence the succession of another person to, and the assumption by the successor of our covenants, agreements and obligations under, the indenture pursuant to the covenant described under “—Covenants—Consolidation, Merger and Sale of Assets”;

•	to add any additional events of default for the benefit of holders of the debt securities of all or any series;

•	to add one or more guarantees for the benefit of holders of the debt securities;

•	to secure the debt securities pursuant to the covenants of the indenture;

•	to add or appoint a successor or separate trustee or other agent;

•	to provide for the issuance of additional debt securities of any series;

•	to establish the form or terms of debt securities of any series as permitted by the indenture;

•	to comply with the rules of any applicable securities depository;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

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to add to, change or eliminate any of the provisions of the indenture in respect of one or more series of debt securities; provided that any such addition, change or elimination (a) shall neither (1) apply to any debt security of any series created prior to the execution of that supplemental indenture and entitled to the benefit of that provision nor (2) modify the rights of the holder of any debt security with respect to that provision or (b) shall become effective only when there is no debt security described in clause (1) outstanding;

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

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to conform any provision of the indenture, any supplemental indenture, one or more series of debt securities or any related guarantees or security documents to the description of such securities contained in our prospectus, prospectus supplement, offering memorandum or similar document with respect to the offering of the securities of such series to the extent that such description was intended to be a verbatim recitation of a provision in the indenture, such securities or any related guarantees or security documents;

•	to cure any ambiguity, omission, defect or inconsistency; or

•	to change any other provision; provided that the change does not adversely affect the interests of the holders of debt securities of any series in any material respect.

The holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive compliance with certain restrictive provisions of the indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series, waive any past default and its consequences under the indenture with respect to the debt securities of that series, except a default (1) in the payment of principal of or premium, if any, or interest on debt securities of that series or (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each debt security of that series. Upon any waiver, that default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose of the indenture; however, no waiver will extend to any subsequent or other default or event of default or impair any rights consequent thereon.

Discharge, Defeasance and Covenant Defeasance

We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including the principal and premium, if any, and interest to the date of deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the trustee to invest those funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.

The indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to register the transfer or exchange of the debt securities, to replace temporary or mutilated, destroyed, lost or stolen debt securities, to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the indenture, and any omission to comply with those obligations will not constitute a default or an event of default with respect to the debt securities of a series and clauses (4) and (7) under “—Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of and premium, if any, and interest on the debt securities on the scheduled due dates therefor.

If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from that event of default. However, we would remain liable to make payment of amounts due at the time of acceleration.

We will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

Same-Day Settlement and Payment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will trade in the same-day funds settlement system of DTC until maturity or until we issue the debt securities in certificated form. DTC will therefore require secondary market trading activity in the debt securities to settle in immediately available funds. We can give no assurance as to the effect, if any, of settlement in immediately available funds on trading activity in the debt securities.

Book-Entry; Delivery and Form; Global Securities

Unless otherwise specified in the applicable prospectus supplement, the debt securities of each series will be issued in the form of one or more global debt securities, in definitive, fully registered form without interest coupons, each of which we refer to as a “global security.” Each global security will be deposited with the trustee as custodian for DTC and registered in the name of a nominee of DTC in New York, New York for the accounts of participants in DTC.

Investors may hold their interests in a global security directly through DTC if they are DTC participants, or indirectly through organizations that are DTC participants. Except in the limited circumstances described below, holders of debt securities represented by interests in a global security will not be entitled to receive their debt securities in fully registered certificated form.

DTC has advised that it is:

•	a limited purpose trust company organized under the New York State Banking Law;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the U.S. Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers; banks and trust companies; clearing corporations; and certain other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Ownership of Beneficial Interests

Upon the issuance of each global security, DTC will credit, on its book-entry registration and transfer system, the respective principal amount of the individual beneficial interests represented by the global security to the accounts of participants. Ownership of beneficial interests in each global security will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in each global security will be shown on, and the transfer of those ownership interests will be effected only through, records maintained by DTC (with respect to participants’ interests) and those participants (with respect to the owners of beneficial interests in the global security other than participants).

So long as DTC or its nominee is the registered holder and owner of a global security, DTC or that nominee, as the case may be, will be considered the sole legal owner of the debt security represented by the global security for all purposes under the indenture, the debt securities and applicable law. Except as set forth below, owners of beneficial interests in a global security will not be entitled to receive certificated debt securities and will not be considered to be the owners or holders of any debt securities represented by the global security. We understand that under existing industry practice, in the event an owner of a beneficial interest in a global security desires to take any actions that DTC, as the holder of the global security, is entitled to take, DTC would authorize the participants to take that action, and that participants would authorize beneficial owners owning through those participants to take that action or would otherwise act upon the instructions of beneficial owners owning through them. No beneficial owner of an interest in a global security will be able to transfer that interest except in accordance with DTC’s applicable procedures, in addition to those provided for under the indenture. Because DTC can only act on behalf of participants, who in turn act on behalf of others, the ability of a person having a beneficial interest in a global security to pledge that interest to persons that do not participate in the DTC system, or otherwise to take actions in respect of that interest, may be impaired by the lack of a physical certificate representing that interest.

All payments on the debt securities represented by a global security registered in the name of and held by DTC or its nominee will be made to DTC or its nominee, as the case may be, as the registered owner and holder of the global security.

We expect that DTC or its nominee, upon receipt of any payment of principal or premium, if any, or interest in respect of a global security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global security held through those participants will be governed by standing instructions and customary practices as is now the case with securities held for accounts for customers registered in the names of nominees for those customers. These payments, however, will be the responsibility of those participants and indirect participants, and none of we, the trustee or any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in any global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests or for any other aspect of the relationship between DTC and its participants or the relationship between those participants and the owners of beneficial interests in a global security.

Unless and until it is exchanged in whole or in part for certificated debt securities, each global security may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC. Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds.

We expect that DTC will take any action permitted to be taken by a holder of debt securities only at the direction of one or more participants to whose account the DTC interests in a global security are credited and only in respect of that portion of the aggregate principal amount of the debt securities as to which that participant or participants has or have given that direction. However, if there is an event of default under the debt securities, DTC will exchange each global security for certificated debt securities, which it will distribute to its participants.

Although we expect that DTC will agree to the foregoing procedures in order to facilitate transfers of interests in each global security among participants of DTC, DTC is under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance or nonperformance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

The indenture provides that the global securities will be exchanged for debt securities in certificated form of like tenor and of an equal principal amount, in authorized denominations in the following limited circumstances:

•	DTC notifies us that it is unwilling or unable to continue as depository or if DTC ceases to be eligible under the indenture and we do not appoint a successor depository within 90 days;

•	we determine that the debt securities will no longer be represented by global securities and execute and deliver to the trustee an order to that effect; or

•	an event of default with respect to the debt securities has occurred and is continuing.

These certificated debt securities will be registered in the name or names as DTC instructs the trustee. It is expected that those instructions may be based upon directions received by DTC from participants with respect to ownership of beneficial interests in global securities.

The information in this section of this prospectus concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable.

Euroclear and Clearstream

If the depositary for a global security is DTC, you may hold interests in the global security through Clearstream Banking, société anonyme, which we refer to as “Clearstream,” or Euroclear Bank SA/ NV, as operator of the Euroclear System, which we refer to as “Euroclear,” in each case, as a participant in DTC. Euroclear and Clearstream will hold interests, in each case, on behalf of their participants through customers’ securities accounts in the names of Euroclear and Clearstream on the books of their respective depositaries, which in turn will hold those interests in customers’ securities in the depositaries’ names on DTC’s books.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the debt securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, would also be subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the debt securities through these systems and wish on a particular day, to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchase or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than transactions within one clearing system.

PLAN OF DISTRIBUTION

We and/or the Selling Stockholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

•

the offering price of the securities and the proceeds to us and/or the Selling Stockholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or re-allowed or paid to dealers;

•	any options under which underwriters may purchase additional securities from us and/or any Selling Stockholder; and

•	any securities exchange or market on which the securities may be listed or traded.

Any offering price and any discounts, commissions, concessions or agency fees allowed or re-allowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

We and/or the Selling Stockholders, if applicable, may distribute the securities from time to time in one or more transactions:

•	at a fixed price or at prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We and/or the Selling Stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act of 1933 (the “Securities Act”). We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act.

Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

The shares of our common stock are currently listed on the NASDAQ Global Select Market under the symbol “NXPI.”

The transfer agent for the shares of our common stock is American Stock Transfer & Trust Company, LLC.

In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA’s NASD Conduct Rule 2720 (“Rule 2720”), that offering will be conducted in accordance with the relevant provisions of Rule 2720.

There can be no assurance that we or the Selling Stockholders will sell all or any of the securities offered by this prospectus.

Agents, dealers and underwriters may be entitled to indemnification by us and the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

LEGAL MATTERS

Certain matters as to U.S. law with respect to the validity of debt securities offered hereby will be passed upon for us by Simpson Thacher & Bartlett LLP. Certain matters as to Dutch law with respect to the validity of common stock offered hereby will be passed upon for us by De Brauw Blackstone Westbroek N.V. If the securities are being distributed in an underwritten offering, certain legal matters will be passed upon for the underwriters by counsel identified in the related prospectus supplement. Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families, related persons and others have an indirect interest, through limited partnerships that are investors in funds affiliated with KKR and Silver Lake, in less than 1% of the shares of our common stock.

EXPERTS

The consolidated statements of operations and comprehensive income, changes in equity and cash flows for the year ended December 31, 2008 of NXP Semiconductors N.V. incorporated by reference herein have been audited by Deloitte Accountants B.V., an independent registered public accounting firm, as stated in their report incorporated by reference herein. Such financial statements have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of NXP Semiconductors N.V. as of December 31, 2010 and 2009, and for each of the years in the two-year period ended December 31, 2010, have been incorporated by reference herein in reliance upon the report of KPMG Accountants N.V., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We provide our stockholders with annual reports on Form 20-F containing financial statements audited by our independent auditors. We are required to file periodic reports and other information with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have filed with the SEC a registration statement on Form F-3 under the Securities Act with respect to the shares of common stock covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information set forth in the registration statement. The rules and regulations of the SEC allow us to omit from this prospectus certain information included in the registration statement. For further information about us and the shares of our common stock, you should refer to the registration statement. This prospectus summarizes material provisions of contracts and other documents. Since the prospectus may not contain all of the information that you may find important, you should review the full text of these contracts and other documents. We have included copies of these documents as exhibits to our registration statement or, when such documents are incorporated by reference, as exhibits to previous filings that we have made.

Our subsidiary, NXP B.V., is currently required under the terms of the indentures governing its Super Priority Notes, Secured Notes and Unsecured Notes to prepare and file with the SEC an annual report on Form 20-F and interim reports and other documents required pursuant to Dutch law under cover of Form 6-K, within the periods specified in the SEC’s rules and regulations. The reports, statements and information filed by NXP B.V. with the SEC are not part of this prospectus and our reference to such filings should not in any way be interpreted as incorporating them herein by reference.

For further information about us and the shares of our common stock, or about NXP B.V., you may inspect a copy of the registration statement, of the exhibits and schedules to the registration statement, of any documents incorporated by reference into the registration statement or of any reports, statements or other information that we or NXP B.V. file with the SEC, without charge, at the offices of the SEC at 100 F Street, N.E., Washington, D.C. 20549, United States. You may obtain copies of all or any part of the registration statement from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, United States, upon the payment of the prescribed fees. You may obtain information on the operation of the Public Reference Section by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at www.sec.gov that contains reports and information statements and other information regarding registrants like us and NXP B.V. that file electronically with the SEC. Our and NXP B.V.’s filings with the SEC are available through the electronic data gathering, analysis and retrieval system of the SEC. You can also inspect our registration statement on this website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus that we have filed with it. This means that we can disclose important information to you by referring you to another document already on file with the SEC.

We incorporate by reference into this prospectus the following documents or information filed by us with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

(1)	Annual Report on Form 20-F for the fiscal year ended December 31, 2010, filed on March 9, 2011 (File No. 001-34841), as amended by Form 20-F/A, filed on March 30, 2011 (File No. 001-34841);

(2)	Current Reports on Form 6-K, filed on May 10, 2011 (File No. 001-34841), filed on June 15, 2011 (File No. 001-34841), filed on July 5, 2011 (File No. 001-34841), filed on July 29, 2011 regarding changes in the management team (File No. 001-34841), filed on July 29, 2011 entitled “NXP announces stock repurchase program” (File No. 001-34841) and filed on August 17, 2011 (File No. 001-34841);

(3)	our registration statement on Form 8-A filed on August 3, 2010 (File No. 001-34841).

(4)	any future annual reports on Form 20-F filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

(5)	any future reports on Form 6-K that we submit to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference in this prospectus.

Any statement contained in the document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owners, to whom a prospectus is delivered, a copy of the documents or information that has been or will be incorporated by reference into this prospectus, at no cost. Any such request may be made by writing or telephoning us at the following address or phone number:

NXP Semiconductors N.V.

Attn: Investor Relations

High Tech Campus 60

5656 AG Eindhoven

The Netherlands

Telephone: +31 40 272999

The documents or information that has been or will be incorporated by reference into this prospectus can also be requested through, and are available in, the Investors section of our website, which is located at www.nxp.com. The reference to our website address does not constitute incorporation by reference of the information contained on our website.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.	Indemnification of Directors and Officers.

Under Dutch law, indemnification provisions may be included in the articles of association. Accordingly, our articles of association, in effect since August 2, 2010, provide that we will reimburse the members of the board of directors and the former members of the board of directors for damages and various costs and expenses related to claims brought against them in connection with the exercise of their duties. However, these persons will not be entitled to reimbursement if and to the extent that (i) a Dutch court has determined in a final and conclusive decision that the act or failure to act of the person concerned may be characterized as willful (opzettelijk), intentionally reckless (bewust roekeloos) or seriously culpable (ernstig verwijtbaar) conduct, unless Dutch law provides otherwise or this would, in view of the circumstances of the case, be unacceptable according to standards of reasonableness and fairness or (ii) the costs or financial loss of the person concerned are covered by insurance and the insurer has paid out the costs or financial loss. We may enter into indemnification agreements with the members of the board of directors and our officers to provide additional indemnification rights. We have purchased directors’ and officers’ liability insurance for the members of the board of directors and certain other officers, substantially in line with that purchased by similarly situated companies.

Item 9.	Exhibits.

See exhibit index, which is incorporated herein by reference.

Item 10.	Undertakings

(A) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A)(1)(i), (A)(1) (ii) and (A)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered, which remain unsold at the termination of the offering.

(4)	To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (A)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Rule 3-19 of Regulation S-K if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Eindhoven, the Netherlands on August 23, 2011.

NXP Semiconductors N.V.

By:	/s/ Richard L. Clemmer
Name:	Richard L. Clemmer
Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of NXP Semiconductors N.V., hereby severally constitute and appoint Karl-Henrik Sundström, Guido Dierick, Jean Schreurs and James N. Casey, each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement on Form F-3 has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard L. Clemmer	Chief Executive Officer and Director (Principal executive officer)	August 23, 2011
Richard L. Clemmer

/s/ Karl-Henrik Sundström Karl-Henrik Sundström	Chief Financial Officer (Principal financial and accounting officer)	August 23, 2011

/s/ Sir Peter Bonfield	Non-executive Director and Chairman of the Board	August 23, 2011
Sir Peter Bonfield

/s/ Johannes P. Huth	Non-executive Director and Vice-Chairman of the Board	August 23, 2011
Johannes P. Huth

/s/ Nicolas Cattelain	Non-executive Director	August 23, 2011
Nicolas Cattelain

/s/ Vikram Bhatia	Non-executive Director	August 23, 2011
Vikram Bhatia

/s/ Egon Durban	Non-executive Director	August 23, 2011
Egon Durban

/s/ Kenneth A. Goldman	Non-executive Director	August 23, 2011
Kenneth A. Goldman

/s/ Josef Kaeser	Non-executive Director	August 23, 2011
Josef Kaeser

/s/ Ian Loring	Non-executive Director	August 23, 2011
Ian Loring

/s/ Michel Plantevin	Non-executive Director	August 23, 2011
Michel Plantevin

/s/ Richard Wilson	Non-executive Director	August 23, 2011
Richard Wilson

SIGNATURES

The undersigned, the duly authorized representative in the United States of NXP Semiconductors N.V., hereby severally constitutes and appoints Karl-Henrik Sundström, Guido Dierick and Jean Schreurs, each of them singly (with full power to each of them to act alone), its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the undersigned, the duly authorized representative in the United States of NXP Semiconductors N.V., has signed this registration statement or amendment thereto in San Jose, CA, on August 23, 2011.

NXP Semiconductors N.V.

Authorized Representative in the United States

By:	/s/ James N. Casey
Name:	James N. Casey

EXHIBIT INDEX

Exhibit Number		Description of Exhibit

1.1	*	Form of Underwriting Agreement for common stock

1.2	*	Form of Underwriting Agreement for debt securities

4.1		Form of Indenture

4.4		Registration Rights Agreement dated August 5, 2010 among NXP Semiconductors N.V., AlpInvest Partners CSI 2006 Lion C.V., AlpInvest Partners Later Stage II-A Lion C.V., Meridian Holding S.à r.l., Bain Pumbaa Luxco S.à r.l., KKR NXP Investor S.à r.l., NXP Co-Investment Investor S.à r.l., SLII NXP S.à r.l., Koninklijke Philips Electronics N.V., Stichting Management Co-Investment NXP and certain hedge funds party to the agreement (Incorporated by reference to Exhibit 3 of the current report on Form 6-K of NXP Semiconductors N.V. filed on August 10, 2010)

4.5		Amended and Restated Shareholders’ Agreement dated August 5, 2010 among the AlpInvest Parties, Apax Parties, Bain Capital Parties, Co-Invest Parties, Kaslion S.à r.l., KASLION Holding B.V., the KKR Parties, Koninklijke Philips Electronics N.V., the Silver Lake Parties and Stichting Management Co-Investment NXP (Incorporated by reference to Exhibit 2 of the current report on Form 6-K of NXP Semiconductors N.V. filed on August 10, 2010)

5.1		Opinion De Brauw Blackstone Westbroek N.V.

5.2		Opinion of Simpson Thacher & Bartlett LLP

23.1		Consent of KPMG Accountants N.V.

23.2		Consent of Deloitte Accountants B.V.

23.3		Consent of PricewaterhouseCoopers LLP

23.4		Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibits 5.1)

23.5		Consent of Simpson Thacher & Bartlett LLP (included in Exhibits 5.2)

24.1		Powers of Attorney (included on the signature page in Part II of this registration statement)

25.1	**	Form T-1 Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act of 1939 for the debt securities

*	To be filed as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a report filed under the Exchange Act and incorporated herein by reference
**	To be filed separately pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939.